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                                                                   Exhibit 10.31



                            EQUITY TRANSFER AGREEMENT



     This Equity Transfer Agreement (this "Agreement") is entered into by and among the following parties in Lianyungang City, Jiangsu Province, the People's Republic of China (the "PRC" or "China") on July 31, 2007:

     Transferor 1 (as "Party A"): NANJING LINYANG ELECTRICS INVESTMENT CO., LTD.
     Address: Nanjing Liuhe Economic Development Zone
     Legal Representative: Lu Yonghua

     Transferor 2 (as "Party B"): LIANYUNGANG SUYUAN GROUP CO., LTD.
     Address: West Chaoyang Road, Xinpu District, Lianyungang City Legal Representative: Liu Yuzhang

     Transferee (as "Party C"): JIANGSU LINYANG SOLARFUN CO., LTD.
     Address: 666 Linyang Road, Qidong, Jiangsu Province, 226200, People's
              Republic of China
     Legal Representative: Lu Yonghua

     Target (as "Party D"): YANGGUANG SOLAR TECHNOLOGY CO., LTD.
     Address: [West Side of Xingang Road, Dapu Chemical Zone, Lianyungang
              Economic and Technological Development Zone]


Whereas,

     (A) Party D is an enterprise domiciled in Lianyungang Economic and Technological Development Zone. It has a registered capital of RMB 80 million and is engaged in the research and development of technologies for the manufacturing of electronic components; manufacture and sale of monocrystalline silicon wafers; and sale of electronic components (the "Business"). As of the date of this Agreement, Party D is validly existing under applicable laws and jointly owned by Party A (70%) and Party B (30%); and

     (B) Party A and Party B intend to transfer to Party C, and Party C intends to purchase from Party A and Party B, a 52% equity interest in Party D.

     NOW, THEREFORE, after having reached a consensus through consultations, the parties hereto agree as follows:

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                            ARTICLE 1 EQUITY TRANSFER

1.1 Party A shall transfer to Party C, and Party C shall purchase from Party A, all of Party A's rights and interests in the 52% equity interest in Party D, in accordance with the terms and conditions set forth herein.

1.2 Party B has agreed that Party A shall transfer to Party C, and Party C shall purchase from Party A, all of Party A's rights and interests in the 52% equity interest in Party D, in accordance with the terms and conditions set forth herein.


                      ARTICLE 2 PURCHASE PRICE AND PAYMENT

2.1 The purchase price for the 52% equity interest to be transferred to Party C by Party A hereunder (the "Subject Interest") shall be equal to 51.2512 million Renminbi Yuan (RMB51.2512 million) (the "Purchase Price").

2.2  The Purchase Price shall be paid in accordance with the following schedule:

     (a) As long as the event that shall lead to the automatic termination set forth in Section 6.2 does not occur, within three (3) workdays immediately after the completion of the Financial Due Diligence (as defined below) and the Legal Due Diligence (as defined below), Party C shall pay, in a lump sum, an amount of 25.6256 million Renminbi Yuan (RMB25.6256 million), equal to 50% of the Purchase Price as the initial payment of the Purchase Price (the "Initial Installment"), to a bank account designated by Party A;

     (b) Within three (3) workdays immediately after the Closing Date (as defined below), Party C shall pay, in a lump sum, the balance of the Purchase Price in an amount of 25.6256 million Renminbi Yuan (RMB25.6256 million) to a bank account designated by Party A.


                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.1 The Transferors (i.e., Party A and Party B) jointly and severally represent and warrant to the Transferee (i.e., Party C) as of the date hereof and the Closing Date (as defined below) as follows:

     (a) Each Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the PRC, and is not in liquidation or receivership or subject to any events which under applicable laws have a similar or analogous effect to a liquidation or receivership. Each Transferor has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by each Transferor of this Agreement, the performance by each Transferor of its obligations hereunder and the consummation by each Transferor of the transactions contemplated by this

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          Agreement have been duly authorized by all requisite corporate action on the part of each Transferor, and no other proceedings on the part of either Transferor or any of its affiliates is required in connection therewith. This Agreement has been duly executed and delivered by each Transferor, and this Agreement constitutes legal, valid and binding obligations of each Transferor, enforceable against each Transferor in accordance with its terms;

     (b) The execution, delivery and performance of this Agreement by each Transferor do not and will not (a) violate, conflict with or result in the breach of, any provision of the articles of association (or similar organizational documents) of either Transferor, or (b) conflict with or violate any law or governmental order applicable to either Transferor or any of its assets, properties or businesses, or
          (c) constitute a breach of any other contracts, agreements or instruments to which either Transferor is a party;

     (c) Except as described in this Agreement, the execution, delivery and performance by each Transferor of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, registration with, qualified by, or filing with any governmental authority;


     (d) Party A is the owner of the rights, title and interests in the Subject Interest, free and clear of any mortgage, pledge, lien, encumbrance or any other third party's interests and not subject to any third party's claim. Upon the transfer of the Subject Interest to the Transferee as contemplated hereunder, the Transferee will acquire, all the rights, title and interests to the Subject Interest, free and clear of all encumbrances; and


     (e) The Transferors own 100% equity interest in the Target and each Transferor agrees to waive any right of first refusal that such Transferor may have in connection with the sale of the Subject Interest to the Transferee. Other than that, there does not exist any right of first refusal in connection with the equity transfer contemplated hereunder.


3.2 The Transferors (i.e., Party A and Party B) and the Target (i.e., Party D) jointly and severally represent and warrant to the Transferee (i.e., Party
     C) as of the date hereof and the Closing Date (as defined below) as follows:

     (a) The Target is a limited liability company duly organized, validly existing and in good standing under the laws of the PRC, and is not in liquidation or receivership or subject to any events which under applicable laws have a similar or analogous effect to a liquidation or receivership. The Target has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Target of this Agreement, the performance by the Target of its obligations hereunder and the consummation by the Target of the

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          transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Target, and no other proceedings on the part of the Target or any of its affiliates is required in connection therewith. This Agreement has been duly executed and delivered by the Target, and this Agreement constitutes legal, valid and binding obligations of the Target, enforceable against the Target in accordance with its terms;

     (b) The execution, delivery and performance of this Agreement by the Target do not and will not (a) violate, conflict with or result in the breach of, any provision of the articles of association (or similar organizational documents) of the Target, or (b) conflict with or violate any law or governmental order applicable to the Target or any of its assets, properties or businesses, or (c) constitute a breach of any other contracts, agreements or instruments to which the Target is a party;

     (c) Except as described in this Agreement, the execution, delivery and performance by the Target of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, registration with, qualified by, or filing with any governmental authority;

     (d) As at the date of this Agreement, there are no litigations or arbitrations or any other legal proceedings pending or threatened by or against the Target;

     (e) (i) all tax returns and other similar documents required to be filed by the Target have been timely filed; (ii) all taxes required to be shown on such tax returns or other similar documents or otherwise due by the Target have been timely paid; (iii) all such tax returns and other similar documents are true, correct and complete in all material respects; (iv) no adjustment relating to such tax returns or any other similar documents has been proposed formally or informally by any governmental authority and, to the knowledge of each Transferor, no basis exists for any such adjustment;

     (f) The Target owns, leases or has the legal rights to use all properties and assets (tangible and intangible), including the real property, intellectual property and licensed intellectual property, used in the conduct of the Business (the "Assets"), including the major
          Assets, which are 20 sets of crystal pulling furnaces, 1500 mu of land and four buildings located in the West Side of Xingang Road, Dapu Chemical Zone, Lianyungang Economic and Technological Development Zone and covering a total area of 1 million square meters. The Target has good and marketable title or leasehold interest to each Asset, free and clear of any mortgage, pledge, lien, encumbrance or any other third party's interests and not subject to any third party's claim. All of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are not in need of substantial maintenance or repairs. The intellectual property and the licensed intellectual property of the Target do not conflict with, infringe, misappropriate or otherwise violate the rights in the intellectual property of any third party. Other than those liabilities as fairly and truly reflected on the Target's financial statements, the

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          Target does not have any existing liability or contingent liability such as the guarantee provided in favor of any person;

     (g) The Target is in compliance with the laws applicable to its business or properties in all material respects. The Target has never received notification from any governmental authority asserting that it is not in compliance with or has violated any laws, or threatening to revoke any authorization, consent, approval, franchise, license, or permit;

     (h) The Target has all authorizations, consents, approvals, franchises, certifications, registrations, licenses and permits required under applicable law for the ownership of the Target 's properties and the operation of the business (collectively, the "Permits"). No suspension, non-renewal or cancellation of any of the Permits is pending or threatened, and to the knowledge of the Transferors and the Target, there is no reasonable basis therefor. The Target is not in conflict with, or in default or violation of, any Permit.

3.3 The Transferee (i.e., Party C) represents and warrants to the Transferors (i.e., Party A and Party B) as of the date hereof and the Closing Date (as defined below) as follows:

     (a) The Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of the PRC, and is not in liquidation or receivership or subject to any events which under applicable laws have a similar or analogous effect to a liquidation or receivership. The Transferee has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Transferee of this Agreement, the performance by the Transferee of its obligations hereunder and the consummation by the Transferee of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Transferee, and no other proceedings on the part of the Transferee or any of its affiliates is required in connection therewith. This Agreement has been duly executed and delivered by the Transferee, and this Agreement constitutes legal, valid and binding obligations of the Transferee, enforceable against the Transferee in accordance with its terms;

     (b) The execution, delivery and performance of this Agreement by the Transferee do not and will not (a) violate, conflict with or result in the breach of, any provision of the articles of association (or similar organizational documents) of the Transferee, or (b) conflict with or violate any law or governmental order applicable to the Transferee or any of its assets, properties or businesses, or (c) constitute a breach of any other contracts, agreements or instruments to which the Transferee is a party; and

     (c) Except as described in this Agreement, the execution, delivery and performance by the Transferee of this Agreement do not and will not require any consent,

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          approval, authorization or other order of, action by, registration with, qualified by, or filing with any governmental authority.


             ARTICLE 4 CLOSING; ADDITIONAL AGREEMENTS AND COVENANTS

4.1 All the parties hereto acknowledge that the consummation of the equity transfer contemplated hereunder requires the following approvals from, filing and/or registration with the relevant governmental authorities:

     the amendment registration with the competent administration for industry and commence located in the place where the Target is domiciled.

4.2 All the parties hereto agree that as long as the event that shall lead to the automatic termination set forth in Section 6.2 does not occur, upon the completion of the Financial Due Diligence (as defined below) and the Legal Due Diligence (as defined below, all the parties hereto shall proceed with the procedures necessary for transferring the ownership of the Subject Interest to Party C, including but not limited to using their commercially reasonable efforts, as soon as practicable after the execution of this Agreement, to (i)update the shareholder register and/or articles of association of Party D to reflect the transfer to Party C of the ownership of the Subject Interest, (ii) complete all the procedures set forth in
     Section 4.4, (iii) effect the amendment registration set forth in Section 4.1, and (iv) obtain all authorizations, consents, orders, registrations and approvals of governmental authorities and officials necessary for the consummation of the transactions contemplated by this Agreement, including the official reply, the certificate of approval and the registrations and filings (if necessary). Where any governmental authority, following its review of the documents submitted to it hereunder in order to apply for any of the necessary authorizations, consents, orders, registrations or approvals set forth herein, requests any amendment to any provision of any such document, including this Agreement, the parties hereto shall immediately consult with each other to determine whether to make such requested amendment and shall fully cooperate with each other therein.

4.3 The closing of the transaction contemplated hereunder shall occur at the date on which the amendment registration set forth in Section 4.1 is effected (the "Closing Date").

4.4 All the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise, and to execute and deliver all the documents and other instruments in order to carry out the provisions of this Agreement and to consummate and effectuate the transactions contemplated by this Agreement.

4.5 All the parties hereto acknowledge that upon Party C's making of the Initial Installment to Party A, Party A and Party B shall go through the necessary procedures in writing for the turn-over and take-over of Party D so that Party C can immediately take over and obtain the control over Party D and can restructure Party D's human resources

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     organization and arrange Party D's production preparations and corporate development etc. in accordance with applicable laws.

4.6 Within three months as of the end of each fiscal year, Party D shall submit to Party C and each of Party A and Party B its annual financial statements as audited by an independent accounting firm.

4.7 Party C hereby agrees that within three (3) workdays immediately after the Closing Date it shall pay Party A an amount of RMB 2.1723 million (the "Reimbursement") as Party C's 52% apportionment of the payment by Party A of Four Million, One Hundred and Seventy Seven Thousand, Five Hundred Reminbi Yuan (RMB4,177,500) to Jiangsu Zhongneng PV Technology Development Co., Ltd. ("Zhongneng") on behalf of Party D in satisfaction of relevant loans from Zhongneng to Party D. Party D shall, immediately after having obtained sufficient income from business operations, repay the above amount to its shareholders in proportion to their respective equity interest in Party D.

4.8 From the execution date of this Agreement to the Closing Date, Party A and Party B shall use commercially reasonable efforts to cause Party D, and Party D agrees, (i) to operate the Business as currently conducted by Party D in the ordinary course consistent with past practice, and to preserve intact the business organizations and the current relationships and goodwill of its customers, suppliers and others with whom it has significant business relations; (ii) not to issue, sell, dispose of, create an encumbrance on, or authorize the issuance, sale, disposal or creation of any encumbrance on, (A) any registered capital or capital stock of Party D, or (B) any asset or property right; and (iii) not to create, incur or assume any indebtedness or any liability, including granting or becoming subject to any guaranty, other than in the ordinary course of business.

4.9 Party C intends to transfer all or a part of the Subject Interest to one of its affiliates at an appropriate time after the Closing Date (the "Subsequent Transfer"), and each of Party A, Party B and Party D hereby confirms that it will not refuse, prevent, or fail to cooperate with Party C in connection with the Subsequent Transfer. The specific details of the Subsequent Transfer will be set forth in a transfer agreement or any other legal document to be executed therefor.

4.10 Except that Party C gives prior written consent, within five (5) years following the consummation of the equity transfer contemplated hereunder, none of Party A or Party B or any of their branches or subsidiaries may in any way engage in any production or business similar to that conducted by Party D as of the date of this Agreement, except when Party A or Party B continues to own any equity interest in Party D.


                   ARTICLE 5 LIABILITY FOR BREACH OF CONTRACT

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5.1  Unless otherwise provided herein, any party in violation of any provision herein shall compensate each non-defaulting party for any and all losses arising from its breach of this Agreement.

5.2 If Party C delays in the payment of all or any part of the Purchase Price, it shall pay Party A a penalty for each day of delay which shall be computed on a daily basis at the rate of 0.05 % of the overdue amount.

5.3 In the event of breach of Article 4.8 hereof, Party A shall pay Party C liquidated damages twice as much as the Purchase Price within three (3) month as of the date of the written notice of breach from Party C.


               ARTICLE 6 EFFECTIVENESS, AMENDMENT AND TERMINATION

6.1 This Agreement shall after being affixed with the appropriate signature and company seal of each party hereto, take effect as from July 31, 2007.

6.2 The parties hereto agree that, if (i) it is discovered through the financial due diligence on Party D (the "Financial Due Diligence") by Party C and its advisors in connection with the transactions contemplated hereunder that, as of the base date determined for the Financial Due Diligence, the value of the total assets of Party D is lower than RMB 100 million or the value of the total liabilities of Party D is higher than RMB 10 million, or (ii) it is discovered through the legal due diligence on Party D (the "Legal Due Diligence") by Party C and its advisors in connection with the transactions contemplated hereunder that there exists or may exist any significant matter that would be detrimental to Party C or the consummation of the sale of the Subject Interest contemplated hereunder, this Agreement shall automatically terminate, unless otherwise agreed in writing among the parties hereto, and upon such termination no party shall have any right against or assume any obligation or liability to any other party hereunder.

6.3 If the objective of this Agreement fails to be achieved due to change of circumstances, the parties hereto agree to amend this Agreement by entering into a separate amendment agreement in writing.

6.2 The termination of this Agreement resulting from any violation of the terms of this Agreement shall be conducted in accordance with the PRC Contract law.


                             ARTICLE 7 MISCELLANEOUS

7.1 This Agreement shall be governed by and construed in accordance with the laws of Mainland China. Any dispute arising out of the performance of this Agreement or in connection with this Agreement shall be first settled by the parties hereto through friendly negotiation. If any dispute fails to be resolved through such friendly negotiations within 10 workdays as of the occurrence thereof, any party hereto may refer such dispute to Lianyungang Arbitration Commission for arbitration in Lianyungang City, Jiangsu Province in accordance with the arbitration rules of such commission then in effect. The tribunal shall be composed of three arbitrators, two of

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     which shall be appointed by each of the claimant and the respondent and the third arbitrator shall be jointly appointed by the two arbitrators so appointed. In case either the claimant or the respondent fails to appoint its arbitrator or the two arbitrators appointed by the two parties fail to reach an agreement on the appointment of the third arbitrator within 10 days, such arbitrators or arbitrator shall be appointed by the Chairman of Lianyungang Arbitration Commission. The arbitral proceedings shall be conducted in Chinese. The arbitral award shall be final and binding on the parties hereto.

7.2 This Agreement can only be modified by a written supplemental agreement executed by the parties hereto.

7.3 This Agreement shall be executed in both Chinese and English and the Chinese version shall prevail.

7.4 This Agreement may be executed in four originals, with each party to hold one, and nine counterparts, which shall be kept by the parties hereto for registration and filing with the competent authorities. Each executed copy shall have the same legal effect.

               [Remainder of this page intentionally left blank]

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                                 Execution Page



TRANSFEROR 1 (PARTY A): NANJING LINYANG ELECTRICS INVESTMENT CO., LTD. (affixed with company seal)

Address: Nanjing Liuhe Economic Development Zone

Legal Representative: Lu Yonghua

Signed by:     /s/ Lu Yonghua
           ----------------------------------
           Legal or Authorized Representative


TRANSFEROR 2 (PARTY B): LIANYUNGANG SUYUAN GROUP CO., LTD. (affixed with company seal)

Address: West Chaoyang Road, Xinpu District, Lianyungang

Legal Representative: Liu Yuzhang

Signed by:     /s/ Liu Yuzhang
           ----------------------------------
           Legal or Authorized Representative


TRANSFEREE (PARTY C): JIANGSU LINYANG SOLARFUN CO., LTD. (affixed with company seal)

Address: 666 Linyang Road, Qidong, Jiangsu Province, 226200, People's Republic of China

Legal Representative: Lu Yonghua

Signed by:     /s/ Lu Yonghua
           ----------------------------------
           Legal or Authorized Representative


TARGET (PARTY D): YANGGUANG SOLAR TECHNOLOGY CO., LTD. (affixed with company seal)

Address: [  ]

Legal Representative: [  ]

Signed by:
           ----------------------------------
           Legal or Authorized Representative

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